UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 24, 2015

Date of Report (Date of earliest event reported)

GOLDEN EDGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54958	45-2283057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Rainbow Blvd Suite 300 Las Vegas, NV	89107
(Address of principal executive offices)	(Zip Code)

514-298-4775

Registrant’s telephone number, including area code

629 Neals Lane

Gallatin , Tennessee 37066

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 2, 2014, the current chairman of the board Tony Khoury entered into a private consulting agreement with Fenwood Capital LLC, which lasted until December 2, 2014.  Tony Khoury engaged Fenwood Capital LLC to providing services for management consulting and business advisory.

Fenwood Capital LLC performed its consulting duties as an independent contractor.  Nothing contained in the consulting agreement created an employer-employee relationship between the parties.

The compensation for services was 600,000 shares of Golden Edge Entertainment Inc.  Pursuant to a Sale Purchase Agreement between Tony Khoury and Dan Masters, dated October 2, 2014, Tony Khoury acquired 600,000 shares of Golden Edge Entertainment Inc., which were assigned to Fenwood Capital LLC.

The 600,000 shares for compensation were first issued on December 30, 2010 pursuant to the Chapter 11 Plan of Reorganization confirmed by the U.S. Bankruptcy Court.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.         Description

32.1                           Consulting Agreement between Tony Khoury and Fenwood Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Tony Khoury _______________________________________ Tony Khoury, Director/Secretary

Date: June 23, 2015